                                                                    EXHIBIT 12.1

                         ADVANCED ACCESSORY SYSTEMS, LLC
           EXHIBIT 12.1 - STATEMENT REGARDING COMPUTATION OF RATIOS -
                           FIXED CHARGE COVERAGE RATIO
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                          (DOLLAR AMOUNTS IN THOUSANDS)


                                                         DECEMBER 31,
                                               1999          1998          1997
                                             -------       -------       -------
Pre-tax income from
  continuing operations ..............       $ 5,395       $   813       $   712

Minority interest in the income of
  subsidiary with fixed charges ......          --            --              97
                                             -------       -------       -------

                                               5,395           813           809
                                             -------       -------       -------

Fixed Charges:
  Interest expense and amortization
   of debt discount and premium on all
   indebtedness ......................        17,453        18,633        12,627

Rentals (1) ..........................         1,390         1,317           751
                                             -------       -------       -------

Total fixed charges ..................        18,843        19,950        13,378
                                             -------       -------       -------

Earnings before income taxes,
  minority interest and fixed
  charges.............................       $24,238       $20,763       $14,187
                                             -------       -------       -------

Ratio of earnings to fixed charges ...         1.29x         1.04x         1.06x
                                             =======       =======       =======

----------

(1) Amount included in fixed charges for rentals is considered by management to be a reasonable approximation of the interest factor.

                                                                   EXHIBIT 24.1

                                POWER OF ATTORNEY

         We, the undersigned Members of the Board of Managers of Advanced Accessory Systems, LLC (the "Registrant"), hereby severally constitute and appoint Terence C. Seikel, with full powers of substitution and resubstitution, our true and lawful attorney, with full powers to sign for us, in our names and in the capacities indicated below, (a) the annual report of the Registrant for the fiscal year ending December 31, 1999 on Form 10-K and (b) a registration statement on Form S-4, and any and all amendments to such Form 10-K and Form S-4, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes said attorney might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 17th day of March, 2000.

                                  /s/ F. Alan Smith
                                  -------------------------
                                  F. Alan Smith



                                  /s/ Barry Banducci
                                  -------------------------
                                  Barry Banducci



                                  /s/ Richard E. Borhgi
                                  -------------------------
                                  Richard E. Borghi



                                  /s/ Gerard Jacobus Brink
                                  ------------------------
                                  Gerard Jacobus Brink



                                  /s/ Gerrit de Graaf
                                  ------------------------
                                  Gerrit de Graaf



                                  /s/ Donald J. Hofmann
                                  ------------------------
                                  Donald J. Hofmann



                                  /s/ Roger T. Morgan
                                  ------------------------
                                  Roger T. Morgan



                                  /s/ Terence C. Seikel
                                  ------------------------
                                  Terence C. Seikel